EXHIBIT 10.7

Form of Employee Non-Qualified Option

ORLEANS HOMEBUILDERS, INC.

NON-QUALIFIED STOCK OPTION

THIS NON-QUALIFIED STOCK OPTION (the “Option”) is granted as of the            day of                         ,                  by Orleans Homebuilders, Inc., a Delaware corporation (the “Company”), to                                              (the “Optionee”) pursuant to the Orleans Homebuilders, Inc. 2004 Omnibus Stock Incentive Plan, as amended and restated (the “Plan”).  All capitalized terms used herein shall have the same meaning as set forth in the Plan except as otherwise specifically provided or as may be required by context.  This Option is subject in all regards to the terms, conditions and limitations set forth in the Plan.

W I T N E S S E T H:

1.             Grant.  The Company hereby grants to the Optionee an Option to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of                    Shares (the “Option Shares”) at the purchase price of $                     per Share (the “Option Price”).  This Option is intended to be a non-qualified stock option within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Term.

(a)           General Rule.  This Option shall become vested and exercisable pursuant to the schedule set forth below, and shall terminate in all events at 5:00 p.m. local Philadelphia, Pennsylvania time ten years from the date hereof, unless sooner terminated under applicable provisions of the Plan.

Vesting Date

Number of Shares Vested and Exercisable

Any installment may be exercised in whole or in part, except that this Option may in no event be exercised with respect to fractional shares.

(b)           Termination of Employment.  Subject to any acceleration provided for in Exhibit A attached hereto, in the event this Option continues to be exercisable for any period after the Optionee’s termination of employment pursuant to applicable provisions of the Plan, this Option shall be exercisable during such period only with respect to the number of Shares as to which the Option was exercisable immediately prior to the date the Optionee’s termination of employment or service occurred even though the Option would have become vested and exercisable with respect to additional Shares had the Optionee remained employed by the Company during such period.

3.             Transfers.  This Option is not transferable by the Optionee otherwise than by will or pursuant to the laws of descent and distribution in the event of the Optionee’s death (in which event the Option may be exercised by the heirs or legal representatives of the Optionee).  The Option may be exercised during the lifetime of the Optionee only by the Optionee.  Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option other than as expressly permitted in this Section 3 shall be null and void and without effect.  Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

4.             Exercise.  This Option shall be deemed to have been exercised on receipt by the Company from the Optionee of written notice of exercise and receipt of payment in full of the Option Price for the Shares to be purchased (either in cash or by such other means as is acceptable to the Committee).  Each notice of exercise shall specify the number of Shares to be purchased and, unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act, shall contain the Optionee’s acknowledgment that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the Grantee has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Grantee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Grant Documents may be endorsed on the certificates.  Under the terms of the Plan, and notwithstanding the foregoing, the Company is permitted to delay issuance of Shares pending registration under federal or state securities laws, the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares.

5.             Medium of Payment.  Payment of the Option Price may be made (i) in cash, (ii) by certified or cashier’s check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may, from time to time, approve, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board or payment in shares of the Company’s Common Stock held by the Grantee for more than six months by means of delivery to the Company of certificates registered in the name of the Optionee representing shares owned by the Optionee, subject in each case to such conditions, limitations and prohibitions as the Committee may impose from time to time.

6.             Plan Provisions; Administration.  This Option has been granted pursuant to and is subject to the terms and provisions of the Plan.  All questions of interpretation and application of the Plan and this Option shall be determined by the Committee.  The Committee’s determination shall be final, binding and conclusive.

7.             Notices.  Any notice to be given to the Company shall be in writing and shall be addressed to the Treasurer of the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he or she is employed, or at such other address as either party hereafter may designate in writing to the other.  Except as otherwise set forth herein, any such notice shall be deemed to have been duly given, made and received only when personally delivered, or on the day delivery is guaranteed when transmitted, addressed as aforesaid, to a third party company or governmental entity provided delivery services in the ordinary course of business, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as aforesaid.  Notwithstanding the foregoing, any notice of exercise pursuant to Section 4 shall be deemed to have been duly given, made or received only upon actual receipt by, or upon tender of delivery to, the addressee of such notice.

8.             No Commitment to Retain.  Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Optionee’s employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

9.             Amendment.  The Committee shall have the right to amend this Option, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 9(e)(i)(C) or Section 10 of the Plan.

10.           Withholding of Taxes.  Whenever the Company proposes or is required to deliver or transfer Option Shares in connection with the exercise of this Option, the Company shall have the right to (a) require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

11.           Notification of Company Upon Early Disposition of Option Shares.  If, following the exercise of this Option in whole or in part, the Optionee disposes of any Option Shares within two years from the date of grant of this Option or within one year after the transfer of the Option Shares to the Optionee, the Optionee shall give notice in writing to the Committee of such disposition and shall provide the Committee with such other information as the Committee may reasonably request.

IN WITNESS WHEREOF, the Company has granted this Option as of the day and year first above written.

ORLEANS HOMEBUILDERS, INC.

By:

ACKNOWLEDGED:

Optionee